EXHIBIT 16.1

                 Brown Armstrong Randall Reyes Paulden & McCown
                                Accountancy Corp
                               4200 Truxton Avenue
                                    Suite 300
                          Bakersfield, California 93309



August 2, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

                            Re: Global Axcess, Corp.

We have read Item 4 in the Form 8-K for Global Axcess, Corp., formerly NetHoldings.Com, Inc. (Commission File No. 0-17874) dated August 2, 2001, filed with the Securities and Exchange Commission and we are in agreement with the statements contained therein insofar as they relate to our firm.


                                /s/ Brown Armstrong Randall
                                    Reyes Paulden & McCown

                                    Brown Armstrong Randall
                                    Reyes Paulden & McCown
                                    Accountancy Corporation




cc:    Global Axcess, Corp.